Exhibit 10.25


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      This Amendment dated June 15, 2005 hereby amends the Employment Agreement dated August 1, 2004, by and between iVoice Technology, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Arie Seidler, having his office at 750 Rt. 34, Matawan, NJ 07747 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The Employment Agreement dated August 1, 2004 was initially executed between the Executive and iVoice Technology, Inc., a Nevada corporation. However, all assets and liabilities were assigned and assumed by iVoice Technology, Inc., a New Jersey corporation. Therefore, this Amendment confirms that both parties: (i) agree to abide by the terms of the August 1, 2004 Employment Agreement (the "Employment Agreement") and (ii) both parties agree that all terms of the Employment Agreement are in full force and effect.

2. The Executive and the Company hereby agree that Section 3(a) of the Employment shall be deleted in its entirety and replaced with the following:

      "(a) The Executive agrees that he will serve the Company on a part-time basis faithfully and to the best of his ability as the President and the Chief Executive Officer of the Company, subject to the general supervision of the Board of Directors of the Company. Executive shall be based in the Company's offices in New Jersey."

3. The Executive and the Company hereby agree that Section 5(a) of the Employment Agreement containing the reference to "Eighty-five Thousand Dollars ($85,000)" shall be revised to read "Forty Thousand Dollars ($40,000).

4. All other terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


iVoice Technology, Inc.                     Arie Seidler


By: /s/ Jerome Mahoney                      By: /s/ Arie Seidler
   ----------------------                      ----------------------

Title: Chairman of the Board of Directors

Date:__________________                     Date:__________________